Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-23687, 333-33643, 333-33795, 333-108908 and 333-112144) and on Forms S-8 (Nos. 033-52375, 333-18215, 333-70681, 333-74707 and 333-115468) of Bedford Property Investors, Inc. of our report dated March 9, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 11, 2005